UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 25, 2011
ARRIS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31254	58-2588724

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia	30024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 678-473-2000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by ARRIS Group, Inc. (the “Company”) with the Securities and Exchange Commission on June 8, 2011 (the “Original Filing”). The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency of future shareholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 25, 2011, ARRIS Group, Inc. shareholders conducted a non-binding advisory vote on the frequency of future advisory votes on executive compensation. Shareholders recommended that the Company hold an annual advisory vote on executive compensation. In light of and consistent with the vote of shareholders, the Board of Directors determined that ARRIS Group, Inc. will hold future advisory votes on executive compensation on an annual basis until the next required vote on the frequency of shareholder votes for this purpose.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.
By:	/s/ Lawrence A. Margolis
Lawrence A. Margolis
Executive Vice President

Date: August 25, 2011